Zymeworks Provides Corporate Update and
Reports Second Quarter 2022 Financial Results

•Zanidatamab zovodotin (ZW49) accepted for oral presentation of Phase 1 clinical data at European Society for Medical Oncology (ESMO) Congress in September
•Announced Early Research and Development (eR&D) day presentation and webcast for October 20th, 2022 with focus on TOPO1i antibody-drug conjugate and multi-specific antibody therapeutics platforms
•Announced plan to redomicile to become a Delaware corporation, to help facilitate and enhance long-term value creation through advancement of our key strategic priorities
•Presented promising first-line data in HER2+ breast and gastric cancers for zanidatamab at the American Society for Clinical Oncology Annual Meeting (ASCO) in June
•Strengthened leadership team with appointment of Dr. Paul Moore as Chief Scientific Officer
•Will host conference call today, at 4:30 PM ET

Vancouver, British Columbia and Seattle (August 4, 2022) – Zymeworks Inc. (NYSE: ZYME), a clinical-stage biopharmaceutical company developing multifunctional biotherapeutics, today reported financial results for the second quarter ended June 30, 2022.
“As we enter the second half of this year, we continue to advance towards delivering upon our stated goals for 2022 and look forward to reporting on progress during the remainder of this year,” said Kenneth Galbraith, Chair & CEO of Zymeworks. “Most importantly, we now expect top-line data from our HERIZON-BTC-01 pivotal clinical study of zanidatamab in the treatment of biliary tract cancers (BTC) to be available before the end of 2022. We will continue discussions relating to potential partnerships, collaborations and monetization opportunities that may be able to help accelerate our key strategic priorities and improve our financial position over the long term.”

Second Quarter 2022 Business Highlights and Recent Developments

•Zanidatamab Zovodotin (ZW49) Accepted for Oral Presentation at the
ESMO Congress
Zymeworks will present interim results from the Phase 1 study of its second clinical-stage asset, and first biparatopic HER2-targeting antibody-drug conjugate, zanidatamab zovodotin, in solid tumors in September of this year at ESMO in Paris. Our Phase 1 clinical development program covers a basket cohort of HER2+ cancers, including gastroesophageal adenocarcinoma, breast cancer, and other solid tumors, with multiple dosing regimens.

•Strengthened Executive Leadership Team
With the appointment in July of Dr. Paul Moore, Chief Scientific Officer, the company continues to enhance and strengthen efforts towards achieving its stated goal of two investigational new drug (IND) applications by 2024. Dr. Moore's significant leadership experience in early drug discovery and development will be instrumental in driving Zymeworks' strategic vision forward and completing its stated objectives. Similarly, we announced the appointment of Neil Klompas to the role of President of the Company in addition to continuing in his current position as Chief Operating Officer to reflect his increased leadership responsibilities at the Company.

•Presented Promising First-Line Data for Zanidatamab in Breast Cancer and GEA at ASCO
The first-line data, which were presented at ASCO in two separate poster sessions, highlighted the potential for developing zanidatamab in two key indications, breast cancer and gastroesophageal adenocarcinoma. The data presented exhibited promising anti-tumor activity and a manageable safety profile in both indications furthering our belief that zanidatamab has the potential to be an effective and safe front-line therapy for multiple HER2-expressing cancers.

•Announced Plan to Become a Delaware Domiciled Corporation
The proposed tax-efficient redomicile is an important step in helping us to complete our key strategic priorities, as laid out in January, and continues the consistent efforts towards increasing long-term shareholder value. We view the proposed redomicile as the logical next step in our corporate development. We anticipate that this beneficial strategic move could be completed in the fourth quarter of 2022, pending necessary security holder, stock exchange, and court approvals.

Early Research & Development Program Update
Zymeworks will present an update on its preclinical programs at an Early R&D day in New York City on October 20th, 2022. At this event, we plan to present data from multiple preclinical product candidates, including two or more antibody-drug conjugates (ADCs), and at least one multi-specific candidate. These programs, built upon our industry-leading multispecific and next-generation TOPO1i based ADC platforms, will help drive us towards achieving our goal of filing two IND applications before the end of 2024 and will also provide diversification beyond the HER2-targeted therapeutic space with our current clinical-stage product candidates.

"I am incredibly excited to be leading this talented R&D team who have developed multiple novel preclinical product candidates over the past year focused on difficult-to-treat cancer indications," said Paul Moore, Ph.D., Chief Scientific Officer at Zymeworks. "With our existing industry-leading platforms, and the team's novel approach to product development, I believe we have a promising future ahead of us at Zymeworks as we spearhead the next wave of therapeutic antibody development."

Our lead ADC preclinical product candidate, ZW191, is an antibody-drug conjugate (target undisclosed) with a novel TOPO1i based payload that we believe may be competitive in areas with high unmet clinical need, such as ovarian cancer and other gynecological cancers. Similarly, our lead multispecific preclinical product candidate, ZW171, a novel and differentiated bispecific T-cell engaging antibody (target undisclosed) generated utilizing our Azymetric™ bispecific platform, targets the potential treatment of patients in multiple solid tumor indications. Both programs will be further detailed at our Early R&D day on October 20th of this year where we will highlight our preclinical product candidates, and present preclinical data supporting the potential advancement of these novel therapeutics, and discuss our future scientific vision.
Financial Results for the Quarter Ended June 30, 2022
Zymeworks’ revenue relates primarily to non-recurring upfront fees, expansion payments or milestone payments from collaboration and license agreements, which can vary in timing and amount from period to period, as well as payments for research and development support. Revenue for the three months ended June 30, 2022 was $5.4 million compared to $1.8 million for the same period of 2021. Revenue for 2022 included a $5.0 million research license fee from the Atreca licensing agreement and $0.4 million from our partners for research support and other payments related to research support and other payments. Revenue for the same period in 2021 was related to research support and other payments from our partners.
Research and development expense increased by $5.3 million in the three months ended June 30, 2022 compared to the same period in 2021. Research and development expense in 2022 included non-cash stock-based compensation expense of $1.7 million, comprised of a $2.0 million expense from equity classified awards and a $0.3 million recovery related to the non-cash, mark-to-market revaluation of certain historical liability classified awards, as well as a $0.7 million from restructuring expenses. Excluding stock-based compensation expense and restructuring expenses, research and development expense increased on a Non-GAAP basis by $9.0 million in 2022 compared to 2021. The increase related primarily to higher clinical trial expenses for zanidatamab and increased drug manufacturing expenses, partly offset by lower clinical trial expense for zanidatamab zovodotin.
"We continue to make steady progress towards reducing future operating costs and strengthening our balance sheet," said Chris Astle, Ph.D., SVP and Chief Financial Officer. "With the restructuring program complete, we anticipate our future operating costs will continue to decrease as we realize the benefits of headcount reduction and a focusing of our clinical and preclinical development programs. We expect these reductions to continue into 2023, and we look forward to providing further updates on our cash runway guidance in the near future."
We expect research and development expenditures to fluctuate over time in line with the advancement, expansion and completion of the clinical development of our product candidates, as well as our ongoing preclinical research activities.
Excluding the impact of stock-based compensation and restructuring expenses, general and administrative expense increased on a Non-GAAP basis by $1.3 million during three months ended June 30, 2022 compared to same period in 2021. This increase was primarily due to professional fees and other expenses in 2022 which was partially offset by a decrease in salaries and benefits expense as a result of decrease in headcount due to the Company's Restructuring program.
Net loss for the three months ended June 30, 2022 was $64.6 million compared to $67.5 million for the same period of 2021.

As of June 30, 2022, Zymeworks had $241.8 million in cash resources consisting of cash, cash equivalents and short-term investments. Based on our current operating plan, we believe that our current cash resources, and proceeds from certain existing collaboration payments we anticipate receiving, will enable us to fund our planned operations into the second half of 2023 and potentially beyond. Further, we continue to make progress towards our previously announced goal of delivering upon new partnerships, collaborations and monetization opportunities in order to provide additional non-dilutive sources of funding for our operations beyond 2023.
About Zymeworks Inc.
Zymeworks is a clinical-stage biopharmaceutical company dedicated to the discovery, development and commercialization of next-generation multifunctional biotherapeutics. Zymeworks’ suite of therapeutic platforms and its fully integrated drug development engine enable precise engineering of highly differentiated product candidates. Zymeworks’ lead clinical candidate, zanidatamab, is a novel Azymetric™ HER2-targeted bispecific antibody currently being evaluated in multiple Phase 1, Phase 2, and pivotal clinical trials globally as a targeted treatment option for patients with solid tumors that express HER2. Zymeworks’ second clinical candidate, zanidatamab zovodotin (ZW49), is a novel bispecific HER2‑targeted antibody-drug conjugate currently in Phase 1 clinical development and combines the unique design and antibody framework of zanidatamab with Zymeworks’ proprietary ZymeLink™ linker and cytotoxin. Zymeworks is also advancing a deep preclinical pipeline in oncology (including immuno-oncology agents) and other therapeutic areas. In addition, its therapeutic platforms are being leveraged through strategic partnerships with global biopharmaceutical companies. For more information on our ongoing clinical trials visit www.zymeworksclinicaltrials.com. For additional information about Zymeworks, visit www.zymeworks.com and follow @ZymeworksInc on Twitter.
Important Information for Investors and Securityholders
This communication is not intended to and does not constitute an offer to sell, buy or exchange or the solicitation of an offer to sell, buy or exchange any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, purchase, or exchange of securities or solicitation of any vote or approval in any jurisdiction in contravention of applicable law. In connection with the proposed change of domicile to Delaware (the “Redomicile”), Zymeworks has caused its subsidiary Zymeworks Delaware Inc., a Delaware corporation (“New Zymeworks”), to file a registration statement on Form S-4, which includes New Zymeworks’ preliminary prospectus as well as Zymeworks’ preliminary proxy statement (the “Preliminary Proxy Statement/Prospectus”), with the U.S. Securities and Exchange Commission (the “SEC”) and the appropriate Canadian securities regulatory authorities. Zymeworks plans to mail the definitive proxy statement/prospectus (the “Definitive Proxy Statement/Prospectus”) to its shareholders and holders of its warrants and outstanding equity awards in connection with the proposed Redomicile. INVESTORS AND SECURITYHOLDERS OF ZYMEWORKS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT/PROSPECTUS, THE DEFINITIVE PROXY STATEMENT/PROSPECTUS (WHEN AVAILABLE) AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC AND CANADIAN SECURITIES REGULATORY AUTHORITIES CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ZYMEWORKS, NEW ZYMEWORKS, THE REDOMICILE, AND

RELATED MATTERS. Investors and securityholders will be able to obtain free copies of the Definitive Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Zymeworks or New Zymeworks through the website maintained by the SEC at www.sec.gov (“EDGAR”). Investors and securityholders will also be able to obtain free copies of the Definitive Proxy Statement/Prospectus (when available) and other documents filed with Canadian securities regulatory authorities by Zymeworks, through the website maintained by the Canadian Securities Administrators at www.sedar.com (“SEDAR”). In addition, investors and securityholders will be able to obtain free copies of the documents filed with the SEC and Canadian securities regulatory authorities on Zymeworks’ website at www.zymeworks.com or by contacting Zymeworks’ corporate secretary.

Participants in the Solicitation
Zymeworks and certain of its directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed Redomicile. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the securityholders of Zymeworks in connection with the proposed Redomicile, including a description of their respective direct or indirect interests, by security holdings or otherwise, is included in the Preliminary Proxy Statement/Prospectus described above and will be included in the Definitive Proxy Statement/Prospectus when it is filed with the SEC and Canadian securities regulatory authorities. Additional information regarding Zymeworks’ directors and executive officers is also included in Zymeworks’ Amendment No. 1 to the Annual Report on Form 10-K/A, which was filed with the SEC and Canadian securities regulatory authorities on May 2, 2022. This document is available free of charge as described above.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements that relate to Zymeworks’ expectations regarding implementation of its corporate goals, Zymeworks’ clinical development of its product candidates, related clinical trials, anticipated clinical data presentations and the timing thereof, potential therapeutic effects of zanidatamab and its other product candidates, expected benefits of the new executive leadership team of Zymeworks, expected financial performance and future financial position, the commercial potential of technology platforms and product candidates, anticipated continued receipt of revenue from existing and future partners, Zymeworks’ preclinical pipeline, the timing and completion of the proposed redomicile, expected benefits of the proposed redomicile, anticipated sufficiency of cash resources and other potential sources of cash to fund Zymeworks’ planned operations into the second half of 2023 and potentially beyond, Zymeworks’ ability to execute new collaborations and partnerships and other information that is not historical information. When used herein, words such as “plan”, “hope”, “believe”, “expect”, “may”, “continue”, “anticipate”, “potential”, “will”, “progress”, “look forward”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation: the impact of the COVID-19 pandemic on Zymeworks’ business, research and clinical development plans and timelines and results of operations, including impact on its clinical trial sites, collaborators, and contractors who act for or on Zymeworks’ behalf, may be more severe and more prolonged than currently anticipated; clinical trials may not demonstrate safety and efficacy of any of Zymeworks’ or its collaborators’ product candidates; any of Zymeworks’ or its partners’ product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; regulatory agencies may impose additional requirements or delay the initiation of clinical trials; the impact of new or changing laws and regulations; market conditions; Zymeworks’ assumptions regarding its financial condition or future financial performance may be incorrect; Zymeworks may not be able to receive, in a timely manner and on satisfactory terms, the required security holder, stock exchange, and court approvals for the redomicile; Zymeworks may not recognize the anticipated cost savings of its reduction in workforce; inability to maintain or enter into new partnerships or strategic collaborations; and the factors described under “Risk Factors” in Zymeworks’ quarterly and annual reports filed with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for its quarter ended June 30, 2022, which the Company anticipates filing on or about the date hereof (a copy of which may be obtained at www.sec.gov and www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks’ current plans, estimates and beliefs. Investors should not place undue reliance on forward-looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances, or to reflect the occurrences of unanticipated events, except as may be required by law.

ZYMEWORKS INC.
Condensed Interim Consolidated Statements of Loss and Comprehensive Loss
(Expressed in thousands of U.S. dollars except share and per share data) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue
Research and development collaborations	$5,442	$1,771	$7,358	$2,415
Operating expenses:
Research and development	56,022	50,711	118,532	94,994
General and administrative	15,243	19,945	27,335	21,241
Total operating expenses	71,265	70,656	145,867	116,235
Loss from operations	(65,823)	(68,885)	(138,509)	(113,820)
Other income, net	1,195	929	1,182	1,799
Loss before income taxes	(64,628)	(67,956)	(137,327)	(112,021)
Income tax recovery (expense)	9	434	83	(91)
Net loss and comprehensive loss	$(64,619)	$(67,522)	$(137,244)	$(112,112)
Net loss per common share:
Basic	$(0.97)	$(1.31)	$(2.15)	$(2.18)
Diluted	$(0.97)	$(1.31)	$(2.15)	$(2.42)
Weighted-average common shares outstanding:
Basic	66,353,279	51,422,066	63,874,097	51,395,015
Diluted	66,354,784	51,422,066	63,880,076	52,068,506
ZYMEWORKS INC.
Selected Condensed Consolidated Balance Sheet Data
(Expressed in thousands of U.S. dollars)

	June 30, 2022	December 31, 2021
	(unaudited)
Cash, cash equivalents and short-term investments	$241,833	$252,608
Working capital	182,977	216,367
Total assets	368,968	389,132
Accumulated deficit	(820,348)	(683,104)
Total shareholders’ equity	222,282	249,094

NON-GAAP FINANCIAL MEASURES
In addition to reporting financial information in accordance with U.S. generally accepted accounting principles (“GAAP”) in this press release, Zymeworks is also reporting adjusted expenses and adjusted loss per share, which are non-GAAP financial measures. Adjusted expenses and adjusted loss per share are not defined by GAAP and should not be considered as alternatives to net loss, net loss per share or any other indicator of Zymeworks’ performance required to be reported under GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP or adjusted measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our adjusted measures as tools for comparison. Investors and others are encouraged to review Zymeworks’ financial information in its entirety and not rely on a single financial measure. As defined by Zymeworks, adjusted expenses represent total research and development expenses and general and administrative expenses adjusted for non-cash stock-based compensation expenses for equity and liability classified equity instruments as well as expenses incurred in relation to the restructuring program implemented in 2022. As defined by Zymeworks, adjusted net loss per share - Basic represents net loss per share – Basic adjusted for non-cash stock-based compensation expenses for equity and liability classified equity instruments on a per share basis as well as restructuring expenses incurred in relation to the restructuring program implemented in 2022 on a per share basis, and adjusted net loss per share – Diluted represents net loss per share – Diluted adjusted for non-cash stock-based compensation expenses for equity and liability classified equity instruments on a per share basis as well as restructuring expenses incurred in relation to the restructuring program implemented in 2022 on a per share basis.
Adjusted expenses are a non-GAAP measure that Zymeworks believes may be helpful to investors because they provide consistency and comparability with past financial performance.
GAAP to Non-GAAP Reconciliations
(Expressed in thousands of U.S. dollars except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Research and development expenses	$56,022	$50,711	$118,532	$94,994
Stock-based compensation (expense) / recovery for equity classified instruments (*)	(1,971)	(5,790)	776	(10,126)
Stock-based compensation (expense) / recovery for liability classified instruments (*)	300	(245)	774	2,268
Restructuring expenses	(707)	—	(6,249)	—
Adjusted research and development expenses (Non-GAAP basis)	$53,644	$44,676	$113,833	$87,136

General and administrative expenses	$15,243	$19,945	$27,335	$21,241
Stock-based compensation (expense) / recovery for equity classified instruments (*)	(1,281)	(5,296)	951	(9,488)
Stock-based compensation (expense) / recovery for liability classified instruments (*)	163	(1,545)	3,039	11,406
Restructuring expenses	315	—	(3,620)	—
Adjusted general and administrative expenses (Non-GAAP basis)	$14,440	$13,104	$27,705	$23,159

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Net loss per common share – Basic	$(0.97)	$(1.31)	$(2.15)	$(2.18)
Stock-based compensation expense (recovery) per common share	0.04	0.25	(0.09)	0.11
Restructuring expenses per common share	0.01	—	0.15	—
Adjusted net loss per common share – Basic (Non-GAAP basis)	$(0.92)	$(1.06)	$(2.09)	$(2.07)

Net loss per common share – Diluted	$(0.97)	$(1.31)	$(2.15)	$(2.42)
Stock-based compensation expense (recovery) per common share	0.04	0.25	(0.09)	0.12
Restructuring expenses per common share	0.01	—	0.15	—
Adjusted net loss per common share – Diluted (Non-GAAP basis)	$(0.92)	$(1.06)	$(2.09)	$(2.30)

(*): Research and development expenses and general and administrative expenses include stock-based compensation recovery related to the restructuring of $5,516 and $4,865, respectively, for the six months ended June 30, 2022 (nil for the three months ended June 30, 2022).

Contacts:

Investor Inquiries:
Jack Spinks
(604) 678-1388
ir@zymeworks.com

Media Inquiries:
Diana Papove
(604) 678-1388
media@zymeworks.com